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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-27975 of Bank Plus Corporation on Form S-4 of our report dated February 7, 1997, which is included in Amendment No. 1 to the Annual Report on Form 10-K/A of Bank Plus Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such registration statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 30, 1997